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Exhibit 10.3.2

FORM OF AMENDMENT NUMBER ONE TO INVESTMENT MANAGEMENT
AGREEMENT

        This AMENDMENT NUMBER ONE dated as of [        ] to the Investment Management Agreement ("Agreement") dated as of November 14, 2006, originally made by and among Prospector Partners, LLC, a Delaware limited liability company (the "Adviser"), and OneBeacon Insurance Group, Ltd, a Bermuda corporation ("the Client"). Per the terms of the Agreement, the Adviser has agreed to act as discretionary adviser with respect to the specified assets of the investment management clients of the Client identified on Schedule A to the Agreement. Capitalized terms used but not defined herein have the meaning set forth in the Agreement.

WITNESSETH

        WHEREAS, the Adviser and Client are parties ("Parties") to the Agreement; and

        WHEREAS, pursuant to the terms of paragraph 17 of the Agreement, the Parties may amend the Agreement in writing; and

        WHEREAS, the Adviser and the Client desire to amend the Agreement to modify certain terms to the Agreement, including (i) the confidential relationship paragraph and (ii)certain clients of the client identified in Schedule A and Schedule D to the Agreement.

        NOW, THEREFORE, the Parties agree as follows:

        (i) Paragraph 9—Confidential Relationship of the agreement shall be deleted in its entirety and replaced with the following:

          9.    Confidential Relationship.

    (a)
    The Parties hereby agree that all of the information provided to the Client by the Advisor and to the Advisor by the Client shall be considered proprietary and confidential in nature (hereinafter, the "Confidential Information") and, as such, shall not be disclosed or revealed or caused to be disclosed or revealed, in any manner, to any non-party to this Agreement, except:

    (i)
    as may be required by law or any judicial, regulatory or self-regulatory authority (including without limitation any required filing with the SEC or any state insurance regulator), provided that notice of any such disclosure is at the time sent to the other party, except that no notice will be required for routine SEC or department of insurance filings or routine state department of insurance financial or market conduct exams,

    (ii)
    as the either party may consent to specifically in advance in writing; provided, however, that

    (iii)
    any such Confidential Information may be disclosed to each party's officers, directors, employees, consultants, contractors, advisors, and fiduciaries ("Representatives") who need to know such information in order to carry out the purpose of the disclosure and so long as they agree to keep it confidential;

    (iv)
    "Confidential Information" does not include any information which (A) is or subsequently becomes published or available to the public other than by breach of this Agreement, (B) is received by receiving party from a non-party not in breach of any obligation of confidentiality, (C) is independently developed by receiving party, or (D) was in receiving party's possession or known to receiving party before disclosing party disclosed it to receiving party except for Client's investments subject to subsection (v) below; and

      (v)
      Advisor Confidential Information does not include the identification of the Client as a Client or a Client's investments as of a given point in time which are required to be disclosed together with investments of Advisor's other clients to comply with applicable federal securities laws (which is consistent with (iv) (A) above).

    (b)
    The Client agrees that:

    (i)
    Adviser may disclose that the Client is a client of the Adviser and to the inclusion of the Client on a list of representative clients of the Adviser or in other marketing materials;

    (ii)
    Adviser shall be permitted to retain copies of all documentation necessary under the Advisers Act to support the track record or otherwise required to be retained under the Advisers Act and related rules, but only for such period as required to be retained under applicable federal securities laws; and

    (iii)
    The Client shall not allow the Confidential Information to be used to purchase, sell, trade or invest in any securities, instruments or other investments owned by the Account without obtaining the prior written consent of the Advisor, unless such consent is impossible or impractical due to an event of force majeure that interferes with Advisor's performance under this Agreement; and further acknowledges that:

    (iv)
    The Advisor or its affiliates may be irrevocably damaged if the covenants herein are not specifically enforced and, accordingly, the Client hereby further agrees that, in addition to any other relief or remedies available to the Advisor, the Advisor shall be entitled to seek an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purposes of restraining the Client from any actual or threatened breach of such covenant, and no bond or security will be required in connection therewith. In any event, the Client shall be responsible for any breach of this Agreement by any of the Client's Representatives, and the Client agrees, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information or any other breach of the terms of this Agreement.

    (c)
    Advisor agrees that:

    (i)
    the Client shall be permitted to report the Investment Track Record (on a stand-alone basis, as part of its total portfolio return or otherwise) with respect to the Investment Account in any internal or external reports of it or its affiliates; and

        (ii) Schedules A and D of the agreement shall be deleted in their entirety and replaced with Schedules A and D attached to this amendment.

        The Agreement shall otherwise be unaffected by this Amendment and its terms shall continue as set forth therein.

[SIGNATURE PAGE FOLLOWS]

SCHEDULE A

SUBSIDIARIES OF ONEBEACON INSURANCE GROUP, LTD. SUBJECT TO THE
INVESTMENT MANAGEMENT AGREEMENT DATED NOVEMBER 14, 2006 AND
AMENDED OCTOBER 22, 2007

Fund American Companies, Inc.
The Employers' Fire Insurance Company
Homeland Insurance Company of New York
The Northern Assurance Company of America
OneBeacon America Insurance Company
OneBeacon Insurance Company
Pennsylvania General Insurance Company
Fund American Enterprises Holdings, Inc.
Fund American Financial Services, Inc.
OneBeacon Holdings (Luxembourg) S.a.r.l.
Mill Shares Holdings (Bermuda) Ltd

SCHEDULE D

CLIENTS OF PROSPECTOR PARTNERS, LLC SUBJECT TO FEE SCHEDULE SET
FORTH IN SCHEDULE C

Fund American Companies, Inc.
The Employers' Fire Insurance Company
Homeland Insurance Company of New York
The Northern Assurance Company of America
OneBeacon America Insurance Company
OneBeacon Insurance Company
Pennsylvania General Insurance Company
OneBeacon Insurance Pension Plan
OneBeacon Insurance Savings Plan—Equity 401k
OneBeacon Insurance Savings Plan—Fully Managed
Fund American Enterprises Holdings, Inc.
Fund American Financial Services, Inc.
OneBeacon Holdings (Luxembourg) S.a.r.l.
Mill Shares Holdings (Bermuda) Ltd

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Number ONE to the Agreement.

ADVISER: PROSPECTOR PARTNERS, LLC	CLIENT: ONEBEACON INSURANCEGROUP, LTD.

Signed:	Signed:
By:	By:	Paul M. McDonough
Title:	Title:	Chief Financial Officer

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  Exhibit 10.3.2